SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2002

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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (A New York Corporation) P. O. Box 12904 Albany, New York 12212-2904 (518) 434-3049	14-1798693
1-3103-2	New York State Electric & Gas Corporation (A New York Corporation) P. O. Box 3287 Ithaca, New York 14852-3287 (607) 347-4131	15-0398550

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.  Other Events

(See report on Form 10-Q for Energy East and NYSEG for the quarter ended September 30, 2001, Item 2(a) Liquidity and Capital Resources, NYSEG Electric Rate Agreement and RGS Energy Merger Agreement, Form 8-K dated December 19, 2001, and Form 8-K dated January 10, 2002.)

(a) NYSEG Electric Rate Settlement

On January 15, 2002, Energy East, NYSEG, RGS Energy, Rochester Gas and Electric Corporation (RGE), the New York Public Service Commission (NYPSC) Staff, the Attorney General of the State of New York, the New York State Consumer Protection Board, Multiple Intervenors and other parties reached settlement on both a new five-year NYSEG electric rate plan, which extends through December 31, 2006, and Energy East's merger with RGS Energy. If approved by the NYPSC, this joint proposal will supersede NYSEG's 1998 electric rate and restructuring agreement and the NYPSC's recently issued Order regarding temporary rates for NYSEG's electric customers. The joint proposal also provides for the discontinuance of several outstanding NYSEG proceedings, including a proceeding regarding the refunding of state income taxes for calendar years 2000 and 2001.

Other significant provisions of the joint proposal include:

  a $205 million annualized electric revenue reduction for NYSEG customers commencing March 1, 2002, which amounts to an overall average reduction of 13% for most customers. In the first rate year ending December 31, 2002, approximately $55 million of the annualized reduction would be funded with the partial amortization of an asset sale gain account created by NYSEG's sale in 2001 of its interest in Nine Mile Point 2 nuclear generating station.
  provisions for the sharing of electric and gas merger synergies on a 50/50 basis between customers and shareholders for both NYSEG and RGE.
  NYSEG customers and shareholders share earnings 50/50 on returns on equity in excess of 15.5% during 2002 and share earnings 50/50 on the greater of returns on equity in excess of 12.5% for the electric delivery business, or 15.5% on the total electric business during each of the years in the period 2003 through 2006. For purposes of earnings sharing, NYSEG will use its actual common equity or a 45% equity ratio, whichever is lower.
  beginning in 2003 four competitive supply options will be available to NYSEG's electric customers for two, two-year periods ( 2003 through 2004 and 2005 through 2006): 1) a bundled rate option that combines delivery and supply service at a fixed price; 2) fixed-price delivery service from NYSEG and the ability to purchase electricity supply from an alternative energy company; 3) NYSEG provided delivery and supply service with delivery service fixed and a pass through of market prices; and 4) bundled delivery and supply fixed-price service from NYSEG with the ability to switch to an alternative energy supplier and receive a market-based backout. Customers would also pay non-bypassable wires charges.
  over the term of the plan uncontrollable costs are recoverable through the use of funds in the asset sale gain account.
  continued economic development, customer service, and reliability programs.

The NYPSC is expected to act on this joint proposal at its February 20, 2002 open session. Once the NYPSC issues an order approving the joint proposal, the only remaining regulatory approval for the RGS Energy merger is approval from the Securities and Exchange Commission (SEC).

(b) "Mini Tender" Offer Response

Energy East received notification that TRC Capital Corporation of Toronto, Canada commenced an unsolicited "mini tender" offer on January 9, 2002, to purchase up to 3,750,000 common shares of Energy East, or approximately 3.2% of its total common shares outstanding, at a price of $18.70 per share. Energy East recommends that its shareholders reject this offer and cautions its shareholders that the offer is approximately 3.6% below the closing price of $19.39 per Energy East share on the New York

Stock Exchange on January 8, 2002, the day prior to the commencement of the offer, and is approximately 4.1% below yesterday's closing price of $19.49 per share.

Shareholders are advised that TRC Capital has reserved the right to withdraw its offer at any time, at its sole discretion, to delay payment for Energy East common shares tendered and to amend its offer in any respect. TRC Capital may also decline to purchase Energy East common shares tendered if TRC Capital so chooses for any reason, including in the event that the offer price exceeds the market price of the common shares. In addition, TRC Capital's offer is conditioned upon receipt by TRC Capital, on terms satisfactory to TRC Capital, of the debt financing necessary to complete the offer.

Energy East does not endorse this unsolicited offer. Shareholders are advised to consult with their investment advisors and to exercise caution with this "mini tender" offer. "Mini tender" offers typically seek less than 5% of a company's stock, thereby avoiding many disclosure requirements of the SEC. TRC Capital has made numerous "mini tender" offers for other companies' shares. The SEC has issued an investor alert regarding "mini tender" offers on its website at www.sec.gov/investor/pubs/minitend.htm.

Forward-looking Statements

This Form 8-K contains certain forward-looking statements that are based upon management's current expectations and information that is currently available. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. Whenever used in this report, the words "estimate," "expect," "believe," or similar expressions are intended to identify such forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others: the deregulation and continued regulatory unbundling of a vertically integrated industry; the companies' ability to compete in the rapidly changing and increasingly competitive electricity and natural gas utility markets; regulatory uncertainty in a politically-charged environment of rising energy prices; the operation of the New York Independent System Operator and ISO New England, Inc.; the operation of a regional transmission organization; the ability to control non-utility generator and other costs; changes in fuel supply or cost and the success of strategies to satisfy power requirements now that all of Energy East's coal-fired generation assets have been sold; Energy East's ability to expand its products and services, including its energy infrastructure in the Northeast; Energy East's ability to integrate the operations of Connecticut Energy, CMP Group, CTG Resources, Berkshire Energy and RGS Energy with its operations; market risk; the ability to obtain adequate and timely rate relief; nuclear, terrorist, or environmental incidents; legal or administrative proceedings; changes in the cost or availability of capital; growth in the areas in which the companies are doing business; weather variations affecting customer energy usage; and other considerations that may be disclosed from time to time in the companies' publicly disseminated documents and filings. The companies undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 16, 2002	ENERGY EAST CORPORATION (Registrant) By /s/ Kenneth M. Jasinski Kenneth M. Jasinski Executive Vice President, General Counsel & Secretary
Date: January 16, 2002	NEW YORK STATE ELECTRIC & GAS CORPORATION (Registrant) By /s/ Sherwood J. Rafferty Sherwood J. Rafferty Senior Vice President and Chief Financial Officer